As filed with the Securities and Exchange Commission on June 17, 2026

Registration No. 333-_______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

URBAN ONE, INC.
(Exact name of Company as specified in its charter)

Delaware
(State or other jurisdiction of
incorporation or organization)

52-1166660
(I.R.S. Employer
Identification No.)

1010 Wayne Avenue

14th Floor
Silver Spring, Maryland 20910
(Address, including zip code of Company’s principal executive offices)
________________________________

Urban One, Inc. 2026 Equity and Performance Incentive Plan
(Full title of the plan)

________________________________

Peter D. Thompson, Chief Financial Officer

Urban One, Inc.
1010 Wayne Avenue
14th Floor
Silver Spring, Maryland 20910
(301) 429-3200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

________________________________

Copies to:

C. Kristopher Simpson, Chief Legal Officer
Urban One, Inc.
1010 Wayne Avenue
4th Floor
Silver Spring, Maryland 20910
(301) 429-3200
________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I INFORMATION REQUIRED IN THE
SECTION 10(a) PROSPECTUS
EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, Urban One, Inc. (the “Company”) is filing this Registration Statement with the Securities and Exchange Commission (the “SEC”) to register (i) 1,000,000 shares of Class A Common Stock, par value $0.001 per share and (ii) 1,000,000 shares of Class D Common Stock, par value $0.001 per share (collectively, the “Common Stock”) under the Company’s 2026 Equity and Performance Incentive Plan. This Registration Statement hereby incorporates by reference the contents of the Company’s registration statements on Form S-8 filed with the SEC on November 12, 2024 (File No. 333-283176). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents of the Company filed with the Commission are incorporated herein by reference:
(a)The descriptions of our Class A and Class D Common Stock, par value $.001 per share, contained in a registration statement on Form 8-A under the Exchange Act filed by the Company on May 17, 2000 and any amendments or reports filed for the purpose of updating such description;
(b)Urban One’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Commission on March 20, 2026 (Commission File No. 000-25969);
(c)Urban One’s quarterly report on Form 10-Q for the period ended March 31, 2026, filed with the Commission on May 14, 2026;
(d)Urban One’s current reports on Form 8-K, filed with the Commission on each of January 20, 2026, February 11, 2026, March 17, 2026, May 4, 2026, May 14, 2026, and June 16, 2026; and
(e)All other reports of the Company filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”“) since the end of the fiscal year covered by the Company’s Annual Report referred to in (b) above.
To the extent that any information contained in any current report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference in this prospectus.
All documents filed by Urban One or any of the plans listed on the cover page of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) subsequent to the filing of this registration statement, and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8. Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:

Exhibit
Number	Description

5.1*	Opinion of C. Kristopher Simpson, Chief Legal Officer.
5.1*	Consent of C. Kristopher Simpson, Chief Legal Officer (included in Exhibit 5.1).
23.1*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.
23.2*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
24.1	Power of Attorney (included on the signature page).
99.1	Urban One 2026 Equity and Performance Incentive Plan (incorporated by reference from the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on May 8, 2026)
107.1*	Filing Fee Table

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Silver Spring, State of Maryland on this 17th day of June, 2026.

URBAN ONE, INC.

By: /S/ ALFRED C. LIGGINS, III
Alfred C. Liggins, III Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Alfred C. Liggins, III and Peter D. Thompson as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated.

	Signature	Title	Date
/S/	ALFRED C. LIGGINS, III	Chief Executive Officer, President and Director (Principal Executive Officer)	June 17, 2026
Alfred C. Liggins, III
/S/	PETER D. THOMPSON	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	June 17, 2026
Peter D. Thompson
/S/	CATHERINE H. HUGHES	Chairperson, Director	June 17, 2026
Catherine H. Hughes
/S/	B. DOYLE MITCHELL, JR.	Director	June 17, 2026
B. Doyle Mitchell
/S/	TERRY L. JONES	Director	June 17, 2026
Terry L. Jones
/S/	BRIAN W. MCNEILL	Director	June 17, 2026
Brian W. McNeill
/S/	D. GEOFFREY ARMSTRONG	Director	June 17, 2026
D. Geoffrey Armstrong

Exhibit 5.1

June 17, 2026

Urban One, Inc.
1010 Wayne Avenue
14th Floor

Silver Spring, Maryland 20910

Re:    Registration Statement on Form S-8 for Shares of Class A and Class D Common Stock Issuable Under Urban One 2026 Equity and Performance Incentive Plan

Ladies and Gentlemen:

I am Senior Vice President and Chief Legal Officer of Urban One, Inc., a Delaware corporation (the “Company”), and I have acted as counsel in connection with the Registration Statement on Form S-8 (the “Registration Statement”) with respect to the registration under the Securities Act of 1933, as amended, of a total of 1,000,000 shares of the Company’s Class A Common Stock, par value $0.001 per share (the “Class A Common Stock”), and a total of 1,000,000 shares of the Company’s Class D Common Stock, par value $0.001 per share (the “Class D Common Stock” and, together with the Class A Common Stock, the “Shares”), issuable from time to time pursuant to awards granted under the Urban One 2026 Equity and Performance Incentive Plan (the “2026 Plan”).

In connection therewith, I, or attorneys under my direction, have examined, and relied upon the accuracy of factual matters contained in, the 2026 Plan and such other agreements, documents, corporate records and instruments as I have deemed necessary for the purposes of the opinion expressed below. In giving this opinion, I am assuming that the Shares will continue to be duly and validly authorized on the dates that the Shares are issued to participants pursuant to the terms of the 2026 Plan, and, upon the issuance of any of the Shares, the total number of shares of Class A Common Stock and/or Class D Common Stock issued and outstanding, after giving effect to such issuance of such Shares, will not exceed the total number of shares of Class A Common Stock and/or Class D Common Stock that the Company is then authorized to issue under its articles of incorporation.

Based upon the foregoing, I am of the opinion that the Shares, when issued pursuant to awards granted in accordance with the terms of the 2026 Plan and in the manner contemplated by the 2026 Plan, will be legally issued, fully paid and non-assessable.

This opinion is limited to the matters expressly stated herein. No implied opinion may be inferred to extend this opinion beyond the matters expressly stated herein. I do not undertake to advise you of any changes in the opinion expressed herein resulting from changes in law, changes in facts or any other matters that might occur or be brought to my attention after the date hereof. In addition, I consent to the attachment of this opinion to the Registration Statement and further consent to the use of my name wherever it may appear in the Registration Statement, including any prospectus constituting a part thereof, and any amendments thereto.

Very truly yours,

/s/ C. Kristopher Simpson
C. Kristopher Simpson
Senior Vice President and Chief Legal Officer

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Urban One, Inc.
Silver Spring, Maryland

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Urban One, Inc. of our report dated March 20, 2026 relating to the financial statements, which appears in Urban One, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ PricewaterhouseCoopers LLP

Washington, District Of Columbia
June 17, 2026

Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Urban One, Inc.
Silver Spring, Maryland

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2026 Equity and Performance Incentive Plan of Urban One, Inc. of our report dated March 27, 2025, (except for the effects of the reverse stock split disclosed in Note 2 and the effects of the reportable segment changes disclosed in Note 18, as to which the date is March 20, 2026), with respect to the consolidated financial statements of Urban One, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2024, filed with the Securities and Exchange Commission.

/s/ Ernst & Young, LLP

Tysons, Virginia
June 17, 2026